×ÒÝÛÒÌ×ÊÛ Ü×ÍÌÎ×ÞËÌ×ÑÒ Î×ÙØÌÍ ÛÔ×Ó×ÒßÌ×ÑÒ Ð®±°§´»²» Í¬±®¿¹» Í°¸»®» Î»·²º±®½» ÐÍÈÐ ¿ ¿ °®»³·»® ÓÔÐ Ó»¼º±®¼ô ÑÕ Î»¼«½» ½±¬ ±º ½¿°·¬¿´ Í·³°´·º·» ½¿°·¬¿´ ¬®«½¬«®» ß´·¹² ÙÐ ¿²¼ ÔÐ »½±²±³·½ ·²¬»®»¬ Í¬®±²¹ °¿®¬²»®¸·° º«²¼¿³»²¬¿´ Î±¾«¬ ¹®±©¬¸ °®±º·´» Ø·¹¸ ¼·¬®·¾«¬·±² ½±ª»®¿¹» Í±´·¼ º·²¿²½·¿´ °±·¬·±² ê °¸·´´·°êê°¿®¬²»®ò½±³°¸·´´·°êêò½±³ ¤ ÒÇÍÛæ × ÒÇÍÛæ ÐÍÈ ÐÍÈÐ

×ÒÝÛÒÌ×ÊÛ Ü×ÍÌÎ×ÞËÌ×ÑÒ Î×ÙØÌÍ ÛÔ×Ó×ÒßÌ×ÑÒæ ÌÎßÒÍßÝÌ×ÑÒ ÑÊÛÎÊ×ÛÉ Ð®± Ú±®³¿ Í¬®«½¬«®» ïðï ³·´´·±²  ½±³³±² «²·¬ »¨½¸¿²¹»¼ éëû  ÐÍÈ ±©²»®¸·° ±º ÐÍÈÐøï÷ øÒÇÍÛæ ÐÍÈ÷ üëòì ñ üëòî ¾·´´·±²  ¬®¿²¿½¬·±² ª¿´«»øî÷ ÐÍÈÐ Ð«¾´·½ Ò±²ó»½±²±³·½ ¹»²»®¿´ Ý±³³±² ïêòé¨ ñ ïëòè¨  ³«´¬·°´» ±² îðîð ÙÐ ¼·¬®·¾«¬·±²øî÷ °¿®¬²»® ·²¬»®»¬ ¿²¼ éëû Ë²·¬¸±´¼»® ´·³·¬»¼ °¿®¬²»® ·²¬»®»¬ îëû ´·³·¬»¼ ß½½®»¬·ª» ¬± ÐÍÈÐ ÔÐ ÜÝÚ ±² ¿ °»® «²·¬ ¾¿· ¾§ °¿®¬²»® ·²¬»®»¬ ¬¸» º±«®¬¸ ¯«¿®¬»® ±º îðîð Ì®¿²¿½¬·±² · »¨°»½¬»¼ ¬± ½´±» ß«¹«¬ ïô îðïç øÒÇÍÛæÐÈÍÐ÷ Ñ°»®¿¬·²¹ Í«¾·¼·¿®·» Ö±·²¬ Ê»²¬«®» øï÷ ÐÍÈù °»®½»²¬¿¹» ±©²»®¸·° ±º ÐÍÈÐù ½±³³±² ÔÐ «²·¬ Ò±¬»æ Ü±» ²±¬ ·²½´«¼» ïíòè ³·´´·±² ÐÍÈÐ ½±²ª»®¬·¾´» °®»º»®®»¼ «²·¬ ¸»´¼ ¾§ øî÷ üëòì Þ ñ ïêòé¨ ¾¿»¼ ±² ½´±·²¹ °®·½» ±º üëíòçë ±² Ö«´§ îëô îðïçò üëòî Þ ñ ïëòè¨ ¾¿»¼ ±² íðó¼¿§ ª±´«³» ©»·¹¸¬»¼ ¿ª»®¿¹» °®·½» ±º üëïòïè «²·¬¸±´¼»® «²¿ºº·´·¿¬»¼ ©·¬¸ ÐÍÈ é °¸·´´·°êê°¿®¬²»®ò½±³°¸·´´·°êêò½±³ ¤ ÒÇÍÛæ × ÒÇÍÛæ ÐÍÈ ÐÍÈÐ